SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2013

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54521	27-2841739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 3651 Lindell Rd., Ste D#322,
Las Vegas, NV 89103
(Address of principal executive offices)

702-473-8227
(Registrant’s telephone number, including area code)

____________________________________________________
 (Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to American Graphite Technologies Inc.

Mining Claims Acquired

During January, 2013, we engaged the services of Geomap Exploration Inc. to identify and stake certain mineral claims in an area in Quebec, Canada that  has existing exploration for graphite being undertaken by adjacent companies.

The staking has been completed and a total of 100 mineral claims have been staked for transfer to the Company.  The mineral claims encompass an area of approximately 5400 hectares (13,343 acres) in Quebec, Canada.

They are located in the vicinity of an identified high grade graphite deposits, the Lac Gueret project belonging to Mason Graphite Corp., and new discoveries recently announced by Focus Graphite.

Geologically, the property has mineralization similar to other graphite deposits/discoveries in the area.
The mineral claims are in an area where the property has been designated by the Quebec Government for major economic, social and environmental development.

The mineral claims are 100% owned by the Company with no royalty or net smelter return requirements.

The Company intends to undertake exploration programs on the mineral claims during 2013.

The costs for staking were approximately $5,500 and fees of approximately $17,000 for geological services rendered to stake the claims.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN GRAPHITE TECHNOLOGIES INC.

Date: January 28, 2013	By:	/s/ Rick Walchuk
Rick Walchuk
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director